UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2021

Spartan Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-39739	85-2599566
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 West 57th Street, 43rd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	SPRQ U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	SPRQ	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SPRQ WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Legal Proceeding Regarding the Business Combination with Sunlight Financial LLC

As previously disclosed, on January 23, 2021, Spartan Acquisition Corp. II, a Delaware corporation (“Spartan”), SL Invest I Inc., a Delaware corporation and wholly owned subsidiary of Spartan, SL Invest II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan, SL Financial Investor I LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan, SL Financial Investor II LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan, SL Financial Holdings Inc., a Delaware corporation and wholly owned subsidiary of Spartan (“Spartan Sub”), SL Financial LLC, a Delaware limited liability company and wholly owned subsidiary of Spartan Sub, Sunlight Financial LLC, a Delaware limited liability company (“Sunlight”), FTV-Sunlight, Inc., a Delaware corporation, and Tiger Co-Invest B Sunlight Blocker, LLC, a Delaware limited liability company, entered into a business combination agreement (the “Business Combination Agreement”). Subject to the satisfaction or waiver of the conditions to closing of the transactions contemplated by the Business Combination Agreement (the “Proposed Transactions”), the Proposed Transactions will effect a business combination between Spartan and Sunlight.

On March 22, 2021, Spartan filed a registration statement on Form S-4 (File No. 333-254589) (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the Proposed Transactions.

On June 17, 2021, the Registration Statement was declared effective by the SEC and on June 18, 2021, Spartan filed a definitive proxy statement/prospectus (the “definitive proxy statement/prospectus”) for the solicitation of proxies in connection with a special meeting of Spartan’s stockholders to be held on July 8, 2021 to consider and vote on, among other proposals, a proposal to approve the Business Combination Agreement and the Proposed Transactions.

On April 7, 2021, a lawsuit was filed in the Supreme Court of the State of New York by a purported Spartan stockholder in connection with the Proposed Transactions: Boiron v. Spartan Acquisition Corp. II et. al., Index No. 652310/2021 (Sup. Ct. N.Y. Cnty.). Separately, on April 15, 2021, a lawsuit was filed in the United States District Court for the Southern District of New York by a purported Spartan stockholder in connection with the Proposed Transactions: Gonzalez v. Spartan Acquisition Corp. II et al., Case No. 1:21-cv-02896 (S.D.N.Y.). The complaints name Spartan and certain current and former members of the board of directors of Spartan (“Spartan Board”) as defendants. The complaints allege, among other things, that the Registration Statement is misleading and/or omits material information concerning the Proposed Transactions and that, as a result, the members of the Spartan Board breached their fiduciary duties. The Gonzalez complaint also alleges that all defendants violated Section 14(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the members of the Spartan Board violated Section 20(a) of the Exchange Act. The complaints generally seek injunctive relief, unspecified damages and an award of attorneys’ and experts’ fees, among other remedies. Spartan has also received demand letters, on behalf of purported Spartan stockholders, making similar allegations. Although Spartan cannot predict the outcome of or estimate the possible loss or range of loss from these matters, Spartan and the Spartan Board believe that the pending and threatened lawsuits are without merit and intend to vigorously defend them.

Although Spartan believes that no supplemental disclosures are required under applicable law, in order to alleviate the costs, risks and uncertainties inherent in any litigation and to provide additional information to its stockholders, Spartan has determined to voluntarily supplement the definitive proxy statement/prospectus as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Spartan specifically denies all allegations in the lawsuits and the demand letters, including without limitation that any additional disclosure was or is required.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT/PROSPECTUS

Spartan is providing additional information to its stockholders, as described in this Current Report on Form 8-K. These disclosures should be read in connection with the definitive proxy statement/prospectus, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the definitive proxy statement/prospectus, the information set forth herein shall supersede or supplement the information in the definitive proxy statement/prospectus. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement/prospectus and all page references are to pages in the definitive proxy statement/prospectus. Without admitting in any way that the disclosures below are material or otherwise required by law, Spartan makes the following amended and supplemental disclosures (with additional language in bold and underlined text below):

The disclosure in the third and fourth paragraphs on Page 131 of the definitive proxy statement/prospectus is hereby supplemented by amending and restating the paragraph to read as follows:

Following the closing of the IPO, Spartan representatives commenced a robust search for businesses or assets to acquire for the purpose of consummating Spartan’s Initial Business Combination. Spartan reviewed self-generated ideas, explored ideas with the underwriters from the IPO, and contacted, and were contacted by, a number of individuals and entities with respect to a variety of business combination opportunities. As part of this process, Spartan representatives considered many potential acquisition targets in a wide variety of industry sectors, including targets that were engaged in businesses involving energy sustainability or utilizing technologies that would create a positive impact on the environment. ~~Many of these discussions advanced to the point where the counterparty to such potential acquisition executed a confidentiality agreement; however, none of the confidentiality agreements included a standstill agreement provision that would prevent Spartan from making an offer for the counterparty, or would prevent any party from making an offer for Spartan.~~

In several cases, Spartan presented term sheets or illustrative transaction structures (or similar documentation) describing the structure or principal terms of potential business combinations. In mid-December of 2020, Spartan executed confidentiality agreements with two private companies to discuss a potential transaction, and, on December 14, 2020, Spartan executed a confidentiality agreement with Sunlight. None of the confidentiality agreements included a standstill agreement provision that would prevent Spartan from making an offer for the counterparty, or would prevent any party from making an offer for Spartan. Due to the progression of the discussions with Sunlight, as well as the Spartan Board’s conclusion that a transaction with Sunlight would present the most attractive opportunity for Spartan, the Spartan Board ultimately determined to pursue the Business Combination with Sunlight. Spartan did not submit any or enter into any specific indications of interest or letters of intent with any party other than Sunlight. The Spartan Board’s decision to pursue the Business Combination with Sunlight over the other potential acquisitions was generally the result of, but not limited to, one or more of the following factors:

The disclosure in the seventh paragraph on Page 131 and first paragraph on Page 132 of the definitive proxy statement/prospectus is hereby supplemented by amending and restating the paragraph to read as follows:

On December 7, 2020, Citi provided the proposed form of non-binding letter of intent and associated template documents to Spartan and requested that they be returned in executable form by December 9, 2020. These materials include templates for Spartan to fill in Spartan’s proposed deal terms with respect to topics including, among others, equity value and potential transaction consideration; potential transaction financings; post-closing equity compensation arrangements; composition and size of the post-closing company’s board of directors; and conditions to closing. The letter of intent contemplated that the combined company would be managed by Sunlight’s then-current management team, which is customary in de-SPAC transactions. On the same day, Spartan contacted and retained Vinson & Elkins L.L.P. (“Vinson & Elkins”) to advise Spartan on a possible business combination with Sunlight.

On December 9, 2020, Spartan provided a draft letter of intent to Citi, providing for a post-money equity value of $1.221 billion (corresponding to a pre-money equity value of approximately $1.047 billion), secondary cash consideration of up to $557 million and primary cash consideration of $50 million to be retained by the company. The draft letter of intent further provided for, among other things, (i) the cancellation of up to 50% of Sponsor’s shares in the event of redemptions by Spartan shareholders of more than 5% of the public shares of Spartan, and a $300 million PIPE Financing that would be backstopped up to 25% by an affiliate of Sponsor, (ii) a reasonable and customary post-closing equity compensation plan for the combined company to be determined by the parties; (iii) a lock-up for the equity consideration that would expire 18 months following closing, with the possibility for early termination starting 9 months following closing; (iv) an initial board size of nine directors, with an unspecified number of directors to be appointed by Spartan; and (v) a mutual exclusivity period running until January 31, 2021, with automatic extensions following commencement of marketing of the PIPE Financing. In addition, the draft letter of intent also noted that one or more affiliates of Sponsor or Apollo may be interested in fostering a long-term strategic relationship with Sunlight to support Sunlight’s growth and strategic initiatives, and contemplated that such affiliate or affiliates would endeavor to explore a loan flow financing program with Sunlight on mutually attractive terms. However, none of the proposals contemplated by the draft letter of intent, any of the subsequent letters of intent mentioned below, any draft agreements providing for the transaction or the ultimate definitive agreements providing for the Business Combination was ever conditioned or dependent on such a relationship being formed.

The disclosure beginning in the fifth paragraph on Page 132 of the definitive proxy statement/prospectus is hereby supplemented by amending and restating the paragraph to read as follows:

Following the meeting of the Spartan Board, on December 14, 2020, Spartan and Sunlight entered into a confidentiality agreement and a confidential, non-binding letter of intent, providing for:

●	a post-money equity valuation of Sunlight of $1.349 billion;

●	the conversion of all outstanding equity interests of Sunlight into shares of Class A Common Stock based on a ratio equal to a pre-money equity value of $1.175 billion divided by $10.00;

●	the payment of cash consideration of up to $507 million in lieu of a commensurate amount of the share consideration described above, subject to $50 million cash to be retained by the combined company and a to be discussed minimum cash condition above such amount;

●	agreement of each of Spartan and Sunlight to terminate any existing discussions with respect to any proposed transaction similar to the business combination and to negotiate exclusively with the other until January 31, 2021;

●	transaction financing through a private placement of Class A Common Stock with anticipated proceeds of $250,000,000, including a backstop from one or more affiliates of Sponsor of up to $62,500,000;

●	Sponsor to cancel up to 50% of the Founder Shares then held by Sponsor in the event that there were redemptions by Spartan’s stockholders in excess of a 5% threshold;

●	affiliates of Sponsor or Apollo and Sunlight to endeavor to explore a large loan flow program on mutually attractive terms as referenced above;

●	Spartan would be entitled to appoint two directors (one independent director mutually agreed with Sunlight and one director with knowledge/experience applicable to Sunlight’s business), and Sunlight’s current board would be entitled to appoint up to seven directors; and

●	certain other terms customary for a transaction of the type being proposed, including as to board governance and designation rights and restrictions on the transfer of shares held by certain Sunlight equityholders (i.e., lock ups).

The disclosure in the second paragraph on Page 133 of the definitive proxy statement/prospectus is hereby supplemented by amending and restating the paragraph to read as follows:

During the last two weeks of December 2020, representatives of Spartan contacted representatives of Credit Suisse, Citi and Cowen and Company, LLC (“Cowen”) regarding their potential participation in the PIPE Financing. On January 3, 2021, Spartan, Credit Suisse Securities (USA) LLC (“Credit Suisse”), Citi and Cowen entered into an engagement letter for Credit Suisse, Citi and Cowen to serve as co-placement agents for the PIPE Financing. In selecting the placement agents, Spartan considered that (i) each of Credit Suisse, Citi and Cowen had a leading SPAC franchise and (ii) each placement agent was involved in the IPO and as such was familiar with Spartan. Additionally, both Credit Suisse and Citi were familiar with Sunlight, as Credit Suisse was providing investment banking services to Spartan in connection with the transaction with Sunlight, and Citi was the financial advisor to Sunlight.

The placement agents will receive an aggregate fee equal to 3% of the gross proceeds received by Spartan of any private placement of securities that closes during the term of the PIPE Engagement Letter. Notwithstanding the foregoing, pursuant to a conditional waiver letter by and among Spartan, Credit Suisse, Citi and Cowen, the placement agents will not receive fees in connection with the private placement of securities to the six individual investors that took place concurrently with the private placement contemplated by the PIPE Engagement Letter. The aggregate fee described above for the private placement is expected to be roughly $7.5 million. In addition, each of Credit Suisse, Citi and Cowen are entitled to a portion of the IPO deferred discount of $0.35 per unit sold in the IPO (the “Deferred Discount”), to be paid upon the completion of the initial business combination. Pursuant to a letter agreement dated December 3, 2020 between Spartan, Credit Suisse, Citi and Cowen, Spartan is entitled to re-allocate up to approximately 28.57% of the Deferred Discount (i.e. up to $0.10 per unit sold in the IPO) among one or more of the IPO underwriters. Further, pursuant to the engagement letter between Spartan and the placement agents, Spartan agreed to allocate to Credit Suisse (which was not formally engaged as an M&A advisor and will not receive an M&A advisory fee in connection with the Sunlight transaction) at least 25% of the portion of the Deferred Discount to be re-allocated by Spartan.

The disclosure in the fifth paragraph on page 136 of the definitive proxy statement/prospectus is hereby supplemented by amending and restating the paragraph to read as follows:

In approving the Business Combination, the Spartan Board determined not to obtain a fairness opinion. The officers and directors of Spartan have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination. Spartan’s management conducted various valuation analyses based on peer companies with a focus on peers in the distributed solar and unique financial industries, including, among others, SunPower, Sunnova, Sunrun, Open Lending and Rocket Companies. Companies in these industries have businesses that, in Spartan’s management’s view, were considered similar to that of Sunlight based on business sector, high-growth rates, technology-enabled platforms, channel partner relationships, credit risk, involvement in underpenetrated markets and financial metrics, among other measures. Spartan considered its proposed valuation of Sunlight in the proposed transaction in light of the valuations implied by EBITDA multiples for certain comparable companies and Sunlight’s forecasted financial performance and business mix both today and as forecasted by Sunlight management, as well as in comparison to certain comparable companies’ price to EPS multiples.

The disclosure in the fourth paragraph beginning on Page 140 of the definitive proxy statement/prospectus is hereby supplemented by amending and restating the paragraph to read as follows:

The key elements of the forecasts provided by Sunlight management to Spartan management and the Spartan Board are summarized in the tables below:

	Forecast
	Year Ended December 31,
	2021E	2022E	2023E
	(dollars in millions)
Total Revenue	$123.4	$157.0	$198.9
Total Expenses	(73.1)	(85.1)	(96.3)
Net Income	37.2	53.2	76.0
Adjusted EBITDA(1)	60.2	81.6	111.9
Adjusted EBITDA Margin(2)	48.8%	52.0%	56.2%
Free Cash Flow(3)	38.5	55.0	77.8
Funded Volume(4)	2,662	3,332	4,274

(1)	Sunlight defines Adjusted EBITDA as net income excluding interest expense incurred in connection with Sunlight’s revolving credit facility, income taxes, amortization and depreciation expense, stock-based compensation expense, non-cash changes in certain financial instruments, fees paid to brokers pursuant to existing contractual arrangements that will terminate pursuant to the contractual terms thereof and relating to certain of Sunlight’s capital providers, and certain transaction bonuses and other expenses resulting from the proposed Business Combination. Adjusted EBITDA is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for net income prepared in accordance with GAAP.

(2)	Sunlight defines Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue, expressed as a percentage of total revenue. Adjusted EBITDA Margin is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for operating margin prepared in accordance with GAAP.

(3)	Sunlight defines Free Cash Flow as net income adjusted for the change in provision for credit closes, amortization and depreciation expense, the change in original issue discount related to loans held on Sunlight’s balance sheet, changes in working capital, changes in cash collected in the normal course of Sunlight’s business and due to capital partners, changes in the value of instruments on Sunlight’s balance sheet that are required to be marked to market, including derivative gains and losses, distributions to Sunlight’s equity holders related to their tax obligations pursuant to their contractual rights, capital expenditures primarily related to internally developed software, and other items that management has determined are not reflective of cash generation in Sunlight’s business. Free Cash Flow is not a financial measure prepared in accordance with GAAP and should not be considered a substitute for cash flow from operations prepared in accordance with GAAP.

(4)	Funded Volume refers to loans processed through Sunlight’s financing platform that have been funded.

In addition, set forth below is a reconciliation, which was not provided by Sunlight, or otherwise made available, to Spartan in connection with the Sunlight internally prepared forecasts provided to Spartan, of projected Adjusted EBITDA to projected Net Income for each of the forecast years 2021E, 2022E and 2023E. This information is being provided in this S-4 solely in response to requests for information raised in certain shareholder litigation relating to the transaction. Neither Sunlight nor Spartan believe that such disclosure is required or material.

	Forecast
	Year Ending December 31, (Dollars in Millions)
	2021E		2022E		2023E
Net Income(1)	$37.2		$53.2		$76.0
Income Taxes(2)	13.1		18.7		26.7
Interest Expense(3)	1.5		1.9		2.3
Fees Paid to Brokers(4)	4.1		3.4		2.4
Depreciation and Amortization(5)	4.2		4.5		4.6
Equity-based Compensation(6)		_		_		_
Adjusted EBITDA	$60.2		$81.6		$111.9

(1)	2021E-2023E Net Income includes estimated public company costs. Net income does not include the impact of potential tax payments to certain holders pursuant to the Tax Receivables Agreement to be entered into at the Closing.

(2)	Sunlight has not historically paid income taxes as an limited liability company treated for Federal income tax purposes as a tax partnership, but the 2021E-2023E projections illustratively assume a 26% statutory tax rate. Sunlight Financial Holdings’ actual future effective tax rate may differ given the Up-C structure, non-cash changes in certain financial instruments, and other items that will impact pre-tax net income such as those referred to in footnote 3 below.

(3)	2021E-2023E interest expense relates to estimated interest expenses incurred under our revolving credit facility to fund projected working capital advances to contractors.

(4)	Estimated fees paid to brokers constitute estimated fees to be paid to brokers for introductions to capital providers. Fees paid to brokers have sunset provisions, and after the Closing Sunlight Financial Holdings does not expect paying brokers for capital provider introductions to be a regular part of its business, but Sunlight Financial Holdings will have remaining obligations to brokers until the applicable sunset provisions apply thereto.

(5)	2021E-2023E Depreciation and Amortization excludes potential future amortization on purchase price allocation.

(6)	2021E-2023E projections do not include ongoing assumptions for equity based compensation.

Important Information for Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the Proposed Transactions, Spartan has filed the Registration Statement with the SEC, which includes a preliminary proxy statement/prospectus of Spartan. The Registration Statement is now effective, and the definitive proxy statement/prospectus has been mailed to the stockholders of Spartan. SECURITYHOLDERS OF SPARTAN AND SUNLIGHT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS AND RELEVANT MATERIALS RELATING TO THE PROPOSED TRANSACTIONS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES TO THE PROPOSED TRANSACTIONS. Stockholders will be able to obtain free copies of the definitive proxy statement/prospectus and other documents containing important information about Spartan and Sunlight once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

Spartan and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Spartan in connection with the Proposed Transactions. Sunlight and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Spartan’s executive officers and directors in the solicitation by reading the definitive proxy statement/prospectus, Spartan’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on May 11, 2021 and Quarterly Report on Form 10-Q for the three months ended March 31, 2021, filed on May 21, 2021. Information concerning the interests of Spartan’s participants in the solicitation, which may, in some cases, be different than those of Spartan’s stockholders generally, is set forth in the definitive proxy statement/prospectus relating to the Proposed Transactions.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. All statements, other than statements of present or historical fact contained herein, regarding the Proposed Transactions or Sunlight’s and Spartan’s ability to consummate the Proposed Transactions, are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” “project,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Spartan and Sunlight disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Spartan and Sunlight caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of either Spartan or Sunlight. In addition, Spartan cautions you that the forward-looking statements contained herein are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the Proposed Transactions or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against Spartan or Sunlight following announcement of the Proposed Transactions; (iii) the inability to complete the Proposed Transactions due to the failure to obtain approval of the stockholders of Spartan, or other conditions to closing of the Proposed Transactions in the agreements related to the Proposed Transactions; (iv) the risk that the Proposed Transactions disrupts Spartan’s or Sunlight’s current plans and operations as a result of the announcement of the Proposed Transactions; (v) Sunlight’s ability to realize the anticipated benefits of the Proposed Transactions, which may be affected by, among other things, competition and the ability of Sunlight to grow and manage growth profitably following the Proposed Transactions; (vi) costs related to the Proposed Transactions; (vii) changes in applicable laws or regulations; and (viii) the possibility that Sunlight may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described herein, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Spartan’s periodic filings with the SEC, including its Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on May 11, 2021, its Current Reports on Form 8-K, as well as the definitive proxy statement/prospectus. Spartan’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transactions. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2021

Spartan Acquisition Corp. II

By:	/s/ Geoffrey Strong
	Name:	Geoffrey Strong
	Title:	Chief Executive Officer